UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

March 9, 2025

BLACKLINE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37924	46-3354276
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21300 Victory Boulevard, 12th Floor

Woodland Hills, California 91367

(Address of principal executive offices, including zip code)

(818) 223-9008

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01, par value	BL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2025, BlackLine, Inc. (the “Company”) entered into a cooperation letter agreement (the “Agreement”) with Scalar Gauge Fund, LP and certain other parties (collectively, “Scalar Gauge”).

Among other things, the Agreement provides that:

•

The Company will increase the size of the Company’s board of directors (the “Board”) to 11 directors and appoint Scott Davidson as a Class I Director, with a term expiring at the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”) and will be appointed to a standing committee of the Board prior to the Company’s 2025 annual meeting of stockholders.

•

For the period from the effective date of the Agreement through 15 days prior to the deadline for submission of director nominations for the 2026 Annual Meeting (such period, the “Restricted Period”), Scalar Gauge will vote, subject to certain limited exceptions, its shares of the Company’s common stock in favor of the election of each person nominated by the Board for election as a director, against any proposals or resolutions to remove a member of the Board, and in accordance with the recommendation of the Board on all other proposals or business.

•

During the Restricted Period, Scalar Gauge and certain other related persons will be subject to customary “standstill” provisions as set forth in the Agreement. The standstill provisions provide, among other things, that Scalar Guage and such related persons cannot, subject to certain exceptions provided in the Agreement:

o	enter into a voting agreement or any “group” with stockholders of the Company, other than with other Restricted Persons;
o	seek representation on the Board, or submit any proposal for consideration by stockholders of the Company at any annual or special meeting of stockholders;
o	acquire any securities of the Company that would result in Scalar Gauge and such related persons beneficially owning 4.9 percent or more of the then-outstanding voting securities of the Company; or
o

other than through certain open market transactions and public offerings, sell securities of the Company to any person that is not a party to the Agreement that, to Scalar Gauge’s knowledge, would result in such party having any beneficial or other ownership interest of more than 4.9 percent of the then-outstanding voting securities of the Company (subject to limited exceptions as provided in the Agreement).

•

During the Restricted Period, if Mr. Davidson ceases to be a director for any reason, then Scalar Gauge will identify and recommend a replacement independent director, and the Board will appoint such director provided such director must be reasonably acceptable to the Board and meet certain other requirements.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2025, Mr. Davidson was appointed as a member of the Board, effective as of March 14, 2025. Mr. Davidson will serve as a Class I Director, with a term expiring at the Company’s 2026 annual meeting of stockholders.

Mr. Davidson has over 25 years of strategy, financial management, acquisitions, and sales & marketing experience at software companies. Previously, he was the Chief Operating Officer at Alteryx and led the company’s digital transformation of core technologies, cloud transition, and successful M&A strategy. Prior to this, Davidson served as the Chief Financial Officer at Hortonworks, a public open-source data platform company, leading the Company through its successful IPO in 2014 and beyond. As CFO and later also as Chief Operating Officer, he oversaw Finance, HR, IT, Corporate Development, Sales, Marketing, and Professional Services. In 2018, he helped lead Hortonworks’ $5.2 billion merger with Cloudera. Prior to Hortonworks, Davidson was the CFO of Quest Software, where he drove over 30 separate acquisitions, and held strategic financial roles at Citrix Systems, guiding it through robust revenue growth. Davidson earned an M.B.A. from the University of Miami.

In accordance with the Company’s amended and restated Outside Director Compensation Policy, the terms of which are described in the Company’s proxy statement for its 2024 annual meeting of stockholders, Mr. Davidson is entitled to cash and equity compensation for his service on the Board and the Compensation Committee. Mr. Davidson will also enter into BlackLine’s standard form of indemnification agreement, which has been previously filed with the Securities and Exchange Commission.

There are no family relationships between Mr. Davidson and any director or executive officer of the Company, and Mr. Davidson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On March 10, 2025, the Company announced the appointment of Mr. Davidson as a member of the Board. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 furnished herewith) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Cooperation Letter Agreement, dated March 9, 2025, between the Company, Scalar Gauge Fund, L.P. and certain other parties.

99.1	Press Release issued by the Company on March 10, 2025.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*

Exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of any omitted exhibit to the Securities and Exchange Commission upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKLINE, INC.

Date: March 10, 2025	By:	/s/ Karole Morgan-Prager
Karole Morgan-Prager
Chief Legal and Administrative Officer

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